Exhibit 99.1

Contacts:

Media Contact	Investor Contact
Len Dieterle	Brian Denyeau
Aspen Technology	ICR for Aspen Technology
+1 781-221-4291	+1 646-277-1251
len.dieterle@aspentech.com	ir@aspentech.com

Aspen Technology Announces Financial Results for the
Second Quarter of Fiscal 2024

Bedford, Mass. – February 6, 2024 - Aspen Technology, Inc. (AspenTech) (NASDAQ: AZPN), a global leader in industrial software, today announced financial results for its second quarter in fiscal 2024, ended December 31, 2023.
“AspenTech had a solid second quarter with strong demand for our products and solutions,” commented Antonio Pietri, President and Chief Executive Officer of AspenTech. “We continue to see numerous growth opportunities in asset-intensive industries as they navigate the energy transition and focus on efficiencies and sustainability use cases. In particular, with DGM, we are uniquely positioned to capitalize on the unprecedented investment cycle to expand and upgrade the grid globally.”

“We continue to see resilient demand and meaningful pipeline growth across most end markets as we move into the second half of our fiscal year. We remain confident in our outlook for fiscal 2024, and we are reaffirming our ACV growth target of at least 11.5 percent,” concluded Pietri.
Second Quarter Fiscal Year 2024 Recent Business Highlights
•Annual contract value1 (“ACV”) was $914.1 million at the end of the second quarter of fiscal 2024, increasing 9.6% year over year and 1.8% quarter over quarter. This result reflects the delay of a customer agreement that was scheduled to renew in the second quarter of fiscal 2024 and reduced ACV growth by approximately 0.6 points. AspenTech now expects this customer renewal to close in the third quarter of fiscal 2024, with a corresponding benefit to ACV growth.
•Cash flow from operations was $29.8 million for the second quarter of fiscal 2024, compared to $49.5 million in the second quarter of fiscal 2023.
•Free cash flow2 was $29.2 million for the second quarter of fiscal 2024, compared to $47.8 million in the second quarter of fiscal 2023.
Summary of Second Quarter Fiscal Year 2024 Financial Results
AspenTech’s total revenue was $257.2 million in the second quarter of fiscal 2024 and included the following:
•License and solutions revenue, which represents the portion of a term license agreement allocated to the initial license and Open Systems International, Inc. (OSI) revenue where software, hardware and professional services are recognized as one performance obligation, was $152.5 million in the second quarter of fiscal 2024, compared to $149.8 million in the second quarter of fiscal 2023.
•Maintenance revenue, which represents the portion of customer agreements related to ongoing support and the right to future product enhancements, was $85.1 million in the second quarter of fiscal 2024, compared to $78.6 million in the second quarter of fiscal 2023.
•Services and other revenue, which represents the portion of customer agreements related to professional services and training services, was $19.6 million in the second quarter of fiscal 2024, compared to $14.4 million in the second quarter of fiscal 2023.

Loss from operations was $49.2 million in the second quarter of fiscal 2024, compared to $59.4 million in the second quarter of fiscal 2023. Non-GAAP income from operations was $88.7 million in the second quarter of fiscal 2024, compared to $86.6 million in the second quarter of fiscal 2023. A reconciliation of GAAP to non-GAAP results is presented in the financial tables included in this press release.
Net loss was $21.5 million, or $0.34 per diluted share, in the second quarter of fiscal 2024, compared to $66.2 million, or $1.02 per diluted share, in the second quarter of fiscal 2023. AspenTech has increased amortization of intangible assets following the close of its transaction with Emerson Electric Co. AspenTech expects its amortization of intangible assets to remain at higher levels for the next several years as the related asset balance is amortized over the respective expected useful lives of the intangible assets.
Non-GAAP net income was $87.8 million, or $1.37 per diluted share, in the second quarter of fiscal 2024, compared to $22.8 million, or $0.35 per diluted share, in the second quarter of fiscal 2023. The year-over-year increase in non-GAAP net income was mainly due to the change in approach to computing AspenTech’s tax provision, which initially occurred in the second quarter of fiscal 2023.
AspenTech had cash and cash equivalents of $130.8 million as of December 31, 2023, compared to $241.2 million as of June 30, 2023. The decrease in cash and cash equivalents during this period was due to the impact of share repurchase activity under AspenTech’s $300.0 million share repurchase authorization (the “share repurchase authorization”) in the first half of fiscal 2024. Please see below for an update on the share repurchase authorization. Under its revolving credit facility, AspenTech had no borrowings and $197.4 million available as of December 31, 2023.
AspenTech generated $29.8 million in cash flow from operations and $29.2 million in free cash flow2 in the second quarter of fiscal 2024, compared to $49.5 million in cash flow from operations and $47.8 million in free cash flow2 in the second quarter of fiscal 2023. The difference in free cash flow2 results between periods was mainly due to the variability of contract cycle renewals and billings between quarters as well as higher expenses and cash tax in the second quarter of fiscal 2024.
Recent Developments
Appointment of Interim Chief Financial Officer
Effective January 1, 2024, Christopher Stagno was appointed to the position of Senior Vice President, Interim Chief Financial Officer of AspenTech, while AspenTech searches for a new permanent Chief Financial Officer following Chantelle Breithaupt’s previously announced resignation from the role, effective December 31, 2023. Mr. Stagno is an experienced financial executive with deep knowledge of AspenTech’s business and over 25 years of leadership in finance, including at various software companies.
Share Repurchase Authorization Update
AspenTech repurchased 375,041 shares for $72.1 million under its $300.0 million share repurchase authorization, announced on August 1, 2023, in the second quarter of fiscal 2024. As of December 31, 2023, a total of 954,839 shares had been repurchased under the share repurchase authorization for $186.3 million, with the total remaining value being $113.7 million.
Fiscal Year 2024 Business Outlook
Based on information as of today, February 6, 2024, AspenTech is reaffirming its fiscal 2024 guidance and increasing its Non-GAAP net income per share guidance by $0.02 to reflect the impact of share repurchase activity in the second quarter of fiscal 2024. AspenTech’s fiscal 2024 guidance is as follows.
•ACV1 growth of at least 11.5% year-over-year
•GAAP operating cash flow of at least $378 million
•Free cash flow2 of at least $360 million
•Total bookings of at least $1.04 billion
•Total revenue of at least $1.12 billion
•GAAP total expense of approximately $1.22 billion
•Non-GAAP total expense of approximately $675 million

•GAAP operating loss at or better than $100 million
•Non-GAAP operating income of at least $445 million
•GAAP net loss at or better than $7 million
•Non-GAAP net income of at least $424 million
•GAAP net loss per share at or better than $0.11
•Non-GAAP net income per share of at least $6.59
These statements are forward-looking and actual results may differ materially. Refer to the Forward-Looking Statements safe harbor below for information on the factors that could cause AspenTech’s actual results to differ materially from these forward-looking statements.
Conference Call and Webcast
AspenTech will host a conference call and webcast presentation on Tuesday, February 6, 2024, at 4:30 p.m. ET to discuss its financial results, business outlook, and related corporate and financial matters. A live webcast of the call will be available on AspenTech’s Investor Relations website, ir.aspentech.com, via its “Webcasts” page. To access the call by phone, please use the following registration link. To avoid delays, we encourage participants to dial into the conference call fifteen minutes ahead of the scheduled start time. A replay of the webcast also will be available for a limited time at http://ir.aspentech.com/.
AspenTech has provided an earnings presentation for its second quarter of fiscal 2024. AspenTech asks that shareholders refer to this presentation in conjunction with the conference call, which can be found at ir.aspentech.com.
Footnotes
1.AspenTech defines ACV as the estimate of the annual value of our portfolio of term license and software maintenance and support, or SMS, contracts, the annual value of SMS agreements purchased with perpetual licenses and the annual value of standalone SMS agreements purchased with certain legacy term license agreements, which have become an immaterial part of our business.
2.Free cash flow is a non-GAAP metric that is calculated as net cash provided by operating activities adjusted for the net impact of purchases of property, equipment and leasehold improvements and payments for capitalized computer software development costs. Effective January 1, 2023, AspenTech no longer excludes acquisition and integration planning related payments from its computation of free cash flow. Free cash flow for all prior periods presented has been revised to the current period computation.
About AspenTech
Aspen Technology, Inc. (NASDAQ: AZPN) is a global software leader helping industries at the forefront of the world’s dual challenge meet the increasing demand for resources from a rapidly growing population in a profitable and sustainable manner. AspenTech solutions address complex environments where it is critical to optimize the asset design, operation and maintenance lifecycle. Through our unique combination of deep domain expertise and innovation, customers in asset-intensive industries can run their assets safer, greener, longer and faster to improve their operational excellence. To learn more, visit AspenTech.com.
Forward-Looking Statements
Statements in this press release that are not strictly historical may be “forward-looking” statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties, and AspenTech undertakes no obligation to update any such statements to reflect later developments. These forward-looking statements include, but are not limited to, our guidance for fiscal 2024, our expectations regarding cash collections, closing of customer renewals and completion of our share repurchase authorization. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “strategy,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing,” “opportunity” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. These risks and uncertainties include, without limitation: the failure to realize the anticipated benefits of our transaction with Emerson Electric Co.; risks resulting from our status as a controlled company; the scope, duration and ultimate impacts of the Russia-Ukraine war and the Israeli-Hamas conflict; as well as economic and currency conditions, market demand (including related to the pandemic and adverse changes in the process or other capital-intensive industries such as materially reduced spending budgets due to oil and gas price declines and volatility), pricing, protection of intellectual property, cybersecurity, natural disasters, tariffs, sanctions, competitive and technological factors, and inflation; and others, as set forth in AspenTech’s most recent Annual Report on Form 10-K and subsequent reports filed with the U.S. Securities and Exchange Commission (the “SEC”). The outlook contained herein represents AspenTech’s expectation for its consolidated results, other than as noted herein.
© 2024 Aspen Technology, Inc. AspenTech, aspenONE, asset optimization and the Aspen leaf logo are trademarks of Aspen Technology, Inc. All rights reserved. All other trademarks not owned by AspenTech are property of their respective owners.
Use of Non-GAAP Financial Measures
This press release contains “non-GAAP financial measures” under the rules of the SEC. Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles. This non-GAAP information supplements, and is not intended to represent a measure of performance in accordance with, disclosures required by generally accepted accounting principles, or GAAP. Non-GAAP financial measures should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP. A reconciliation of GAAP to non-GAAP results is included in the financial tables included in this press release.
Management considers both GAAP and non-GAAP financial results in managing AspenTech’s business. As the result of adoption of new licensing models, management believes that a number of AspenTech’s performance indicators based on GAAP, including revenue, gross profit, operating income and net income, should be viewed in conjunction with certain non-GAAP and other business measures in assessing AspenTech’s performance, growth and financial condition. Accordingly, management utilizes a number of non-GAAP and other business metrics, including the non-GAAP metrics set forth in this press release, to track AspenTech’s business performance.

ASPEN TECHNOLOGY, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2023	2022	2023	2022

	(Dollars and Shares in Thousands, Except per share data)
Revenue:
License and solutions	$152,463	$149,843	$301,111	$310,068
Maintenance	85,056	78,628	170,024	156,994
Services and other	19,644	14,367	35,336	26,595
Total revenue	257,163	242,838	506,471	493,657
Cost of revenue:
License and solutions	67,326	70,833	138,903	140,346
Maintenance	10,647	9,567	20,848	18,784
Services and other	16,960	12,698	33,242	25,098
Total cost of revenue	94,933	93,098	192,993	184,228
Gross profit	162,230	149,740	313,478	309,429
Operating expenses:
Selling and marketing	122,240	117,951	244,618	236,225
Research and development	53,145	49,954	106,821	99,695
General and administrative	36,088	41,230	71,494	84,086
Total operating expenses	211,473	209,135	422,933	420,006
Loss from operations	(49,243)	(59,395)	(109,455)	(110,577)
Other (expense) income, net	(199)	38,643	(6,029)	(19,989)
Interest income, net	12,283	4,120	26,333	9,143
Loss before benefit for income taxes	(37,159)	(16,632)	(89,151)	(121,423)
(Benefit) provision for income taxes	(15,659)	49,565	(33,126)	(43,982)
Net loss	$(21,500)	$(66,197)	$(56,025)	$(77,441)
Net loss per common share:
Basic	$(0.34)	$(1.02)	$(0.88)	$(1.20)
Diluted	$(0.34)	$(1.02)	$(0.88)	$(1.20)
Weighted average shares outstanding:
Basic	63,699	64,621	64,009	64,538
Diluted	63,699	64,621	64,009	64,538

ASPEN TECHNOLOGY, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

	December 31, 2023	June 30, 2023

	(Dollars in Thousands, Except Share Data)
ASSETS
Current assets:
Cash and cash equivalents	$130,753	$241,209
Accounts receivable, net	129,837	122,789
Current contract assets, net	357,847	367,539
Prepaid expenses and other current assets	26,314	27,728
Receivables from related parties	61,479	62,375
Prepaid income taxes	3,021	11,424
Total current assets	709,251	833,064
Property, equipment and leasehold improvements, net	16,756	18,670
Goodwill	8,329,997	8,330,811
Intangible assets, net	4,428,636	4,659,657
Non-current contract assets, net	606,318	536,104
Contract costs	18,971	15,992
Operating lease right-of-use assets	97,035	67,642
Deferred income tax assets	11,392	10,638
Other non-current assets	9,488	13,474
Total assets	$14,227,844	$14,486,052

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$16,517	$20,299
Accrued expenses and other current liabilities	81,059	99,526
Due to related parties	96,087	22,019
Current operating lease liabilities	13,810	12,928
Income taxes payable	28,988	46,205
Current contract liabilities	135,522	151,450
Total current liabilities	371,983	352,427
Non-current contract liabilities	35,036	30,103
Deferred income tax liabilities	867,927	957,911
Non-current operating lease liabilities	83,812	55,442
Other non-current liabilities	20,013	19,240
Stockholders’ equity:
Common stock, $0.0001 par value Authorized—600,000,000 shares Issued— 65,170,178 and 64,952,868 shares Outstanding— 63,620,668 and 64,465,242 shares	6	6
Additional paid-in capital	13,241,067	13,194,028
Accumulated deficit	(97,416)	(41,391)
Accumulated other comprehensive (loss) income	(3,895)	2,436
Treasury stock, at cost — 1,549,510 and 487,626 shares of common stock	(290,689)	(84,150)
Total stockholders’ equity	12,849,073	13,070,929
Total liabilities and stockholders’ equity	$14,227,844	$14,486,052

ASPEN TECHNOLOGY, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2023	2022	2023	2022

	(Dollars in Thousands)
Cash flows from operating activities:
Net loss	$(21,500)	$(66,197)	$(56,025)	$(77,441)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	123,167	122,556	246,386	245,102
Reduction in the carrying amount of right-of-use assets	3,370	3,271	6,932	6,562
Net foreign currency losses (gains)	274	(3,588)	6,168	4,744
Stock-based compensation	16,211	23,441	32,910	41,177
Deferred income taxes	(43,130)	(35,946)	(94,210)	(106,384)
Provision for uncollectible receivables	1,597	(381)	3,385	3,228
Other non-cash operating activities	(648)	(3,820)	(629)	(593)
Changes in assets and liabilities:
Accounts receivable	(40,126)	(41,700)	(10,709)	(33,691)
Contract assets	(33,864)	(9,507)	(57,926)	(77,864)
Contract costs	(1,896)	(96)	(3,059)	(3,547)
Lease liabilities	(3,338)	(4,949)	(7,108)	(6,609)
Prepaid expenses, prepaid income taxes, and other assets	(584)	81,184	(17,606)	34,177
Liability from foreign currency forward contract	—	(34,940)	—	15,319
Accounts payable, accrued expenses, income taxes payable and other liabilities	4,523	11,983	9,258	(1,490)
Contract liabilities	25,771	8,223	(10,959)	11,922
Net cash provided by operating activities	29,827	49,534	46,808	54,612
Cash flows from investing activities:
Purchases of property, equipment and leasehold improvements	(500)	(1,523)	(1,437)	(2,844)
Payments for business acquisitions, net of cash acquired	—	—	(8,273)	(74,947)
Payments for equity method investments	(423)	(465)	(521)	(465)
Payments for capitalized computer software development costs	(131)	(230)	(131)	(329)
Payments for asset acquisitions	—	—	(12,500)	—
Net cash used in investing activities	(1,054)	(2,218)	(22,862)	(78,585)
Cash flows from financing activities:
Issuance of shares of common stock	4,635	17,135	7,920	25,605
Repurchases of common stock	(72,105)	—	(186,329)	—
Payment of tax withholding obligations related to restricted stock	(11,905)	(8,276)	(13,843)	(11,698)
Deferred business acquisition payments	—	—	—	(1,363)
Repayments of amounts borrowed under term loan	—	(6,000)	—	(12,000)
Net transfers from Parent Company	64,865	17,426	68,755	29,872
Payments of debt issuance costs	—	—	—	(2,375)
Net cash (used in) provided by financing activities	(14,510)	20,285	(123,497)	28,041
Effect of exchange rate changes on cash and cash equivalents	(4,050)	(3,970)	(10,905)	(7,705)
Increase (decrease) in cash and cash equivalents	10,213	63,631	(110,456)	(3,637)
Cash and cash equivalents, beginning of period	120,540	382,457	241,209	449,725
Cash and cash equivalents, end of period	$130,753	$446,088	$130,753	$446,088

ASPEN TECHNOLOGY, INC. AND SUBSIDIARIES Reconciliation of GAAP to Non-GAAP Results of Operations and Cash Flows (Unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2023	2022	2023	2022

	(Dollars and Shares in Thousands, Except per Share Data)
Total expenses
GAAP total expenses (a)	$306,406	$302,233	$615,926	$604,234
Less:
Stock-based compensation (b)	(16,211)	(23,441)	(32,910)	(41,177)
Amortization of intangibles (c)	(121,565)	(121,161)	(243,152)	(242,321)
Acquisition and integration planning related fees	(125)	(1,411)	130	(6,269)

Non-GAAP total expenses	$168,505	$156,220	$339,994	$314,467

(Loss) income from operations
GAAP loss from operations	$(49,243)	$(59,395)	$(109,455)	$(110,577)
Plus:
Stock-based compensation (b)	16,211	23,441	32,910	41,177
Amortization of intangibles (c)	121,565	121,161	243,152	242,321
Acquisition and integration planning related fees	125	1,411	(130)	6,269

Non-GAAP income from operations	$88,658	$86,618	$166,477	$179,190

Net (loss) income
GAAP net loss	$(21,500)	$(66,197)	$(56,025)	$(77,441)
Plus:
Stock-based compensation (b)	16,211	23,441	32,910	41,177
Amortization of intangibles (c)	121,565	121,161	243,152	242,321
Acquisition and integration planning related fees	125	1,411	(130)	6,269
Unrealized (gain) loss on foreign currency forward contract	—	(34,940)	—	15,319
Less:
Income tax effect on Non-GAAP items (d)	(28,636)	(22,075)	(57,257)	(62,591)

Non-GAAP net income	$87,765	$22,801	$162,650	$165,054

Diluted (loss) income per share
GAAP diluted loss per share	$(0.34)	$(1.02)	$(0.88)	$(1.20)
Plus:
Stock-based compensation (b)	0.25	0.36	0.51	0.64
Amortization of intangibles (c)	1.90	1.87	3.78	3.75
Acquisition and integration planning related fees	—	0.02	—	0.10
Unrealized loss on foreign currency forward contract	—	(0.54)	—	0.24
Impact of diluted shares	0.01	—	0.01	—
Less:
Income tax effect on Non-GAAP items (d)	(0.45)	(0.34)	(0.89)	(0.97)

Non-GAAP diluted income per share	$1.37	$0.35	$2.53	$2.56

Shares used in computing Non-GAAP diluted income per share	64,008	64,621	64,343	64,538

	Three Months Ended December 31,		Six Months Ended December 31,
	2023	2022	2023	2022
Free Cash Flow (2)
Net cash provided by operating activities (GAAP)	$29,827	$49,534	$46,808	$54,612
Purchases of property, equipment and leasehold improvements	(500)	(1,523)	(1,437)	(2,844)
Payments for capitalized computer software development costs	(131)	(230)	(131)	(329)
Free cash flow (2) (non-GAAP)	$29,196	$47,781	$45,240	$51,439

(a) GAAP total expenses
	Three Months Ended December 31,		Six Months Ended December 31,
	2023	2022	2023	2022
Total costs of revenue	$94,933	$93,098	$192,993	$184,228
Total operating expenses	211,473	209,135	422,933	420,006
GAAP total expenses	$306,406	$302,233	$615,926	$604,234

(b) Stock-based compensation expense was as follows:
	Three Months Ended December 31,		Six Months Ended December 31,
	2023	2022	2023	2022
Cost of license and solutions	$602	$1,200	$1,282	$1,919
Cost of maintenance	729	474	1,217	1,035
Cost of services and other	360	428	858	858
Selling and marketing	2,707	3,826	5,649	7,191
Research and development	3,719	4,240	8,272	7,858
General and administrative	8,094	13,273	15,632	22,316
Total stock-based compensation	$16,211	$23,441	$32,910	$41,177

(c) Amortization of intangible assets was as follows:
	Three Months Ended December 31,		Six Months Ended December 31,
	2023	2022	2023	2022
Cost of license and solutions	$48,035	$47,671	$96,070	$95,342
Selling and marketing	73,530	73,490	147,082	146,979
Total amortization of intangible assets	$121,565	$121,161	$243,152	$242,321

(d) The income tax effect on non-GAAP items for the three months ended September 30, 2023 and 2022, respectively, is calculated utilizing the Company’s combined US federal and state statutory tax rate as following:

	Three Months Ended December 31,		Six Months Ended December 31,
	2023	2022	2023	2022
U.S. Statutory Rate	21.79%	21.79%	21.79%	21.79%

ASPEN TECHNOLOGY, INC. AND SUBSIDIARIES Reconciliation of Forward-Looking Guidance (Unaudited Dollars in Thousands, Except per Share Data)

	Twelve Months Ended June 30, 2024 (3)

Guidance - Total expenses
GAAP expectation - total expenses	$1,220,000
Less:
Stock-based compensation	(59,000)
Amortization of intangible assets	(486,000)

Non-GAAP expectation - total expenses	$675,000

Guidance - (Loss) income from operations
GAAP expectation - loss from operations	$(100,000)
Plus:
Stock-based compensation	59,000
Amortization of intangible assets	486,000

Non-GAAP expectation - income from operations	$445,000

Guidance - Net (loss) income and diluted (loss) income per share
GAAP expectation - net loss and diluted loss per share	$(7,000)	$(0.11)
Plus:
Stock-based compensation	59,000
Amortization of intangible assets	486,000
Less:
Income tax effect on Non-GAAP items (4)	(114,000)

Non-GAAP expectation - net income and diluted income per share	$424,000	$6.59

Shares used in computing guidance for Non-GAAP diluted income per share	64,300

Guidance - Free Cash Flow (2) (5)
GAAP expectation - net cash provided by operating activities	$378,000
Less:
Purchases of property, equipment and leasehold improvements	(17,500)
Payments for capitalized computer software development costs	(500)

Free cash flow expectation (non-GAAP)	$360,000
__________
(3) Rounded amount used, except per share data.
(4) The income tax effect on non-GAAP items for the twelve months ended June 30, 2024 is calculated utilizing the Company’s statutory tax rate of 21.79 percent.
(5) Free cash flow guidance has been updated to reflect the change in methodology to calculate free cash flow, as described in Footnote 2, and does not represent a change in management’s expectations.